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As filed with the Securities and Exchange Commission on August 29, 1984.

                                                  Registration 2-78309

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM N-1A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933    [ X ]

     Pre-Effective Amendment No. ______   [   ]

     Post-Effective Amendment No.   5     [ X ]

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940    [ X ]

     Amendment No.

                (Check appropriate box or boxes.)

                PAINE WEBBER RMA MONEY FUND, INC.
       (Exact name of registrant as specified in charter)

                          140 Broadway
                    New York, New York 10005
            (Address of principal executive offices)

Registrant's telephone number, including area code: (202) 887-6000

                     SAM SCOTT MILLER, Esq.
                     LAURA A. CORSELL, Esq.
                    PaineWebber Incorporated
                          140 Broadway
                    New York, New York 10005
             (Name and address of agent for service)

                           Copies to:

                    RICHARD M. PHILLIPS, Esq.
                      ARTHUR J. BROWN, Esq.
                   Kirkpatrick, Lockhart, Hill
                     Christopher & Phillips
                       1900 M Street, N.W.
                     Washington, D.C.  20036
                         (202) 452-7000

It is proposed that this filing will become effective:

[   ] Immediately upon filing pursuant to paragraph (b) of Rule 485.

[   ] On                         pursuant to paragraph (b) of Rule 485.

[   ] 60 days after filing pursuant to paragraph (a) of Rule 485.

[ X ] On October 31, 1984 pursuant to paragraph (a) of Rule 485.

     Registrant has filed a declaration pursuant to Rule 24f-2 under the Investment Company Act of 1940 and will file the notice required by such Rule on August 28, 1985.